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                                                                     EXHIBIT 5.2






                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]


                                 (212) 474-1000



                                                                October 21, 1999


                              West Penn Funding LLC
                       -----------------------------------
                       Registration Statement on Form S-3
                       -----------------------------------
                          (Registration No. 333-79619)
                       -----------------------------------


Ladies and Gentlemen:

            We have acted as counsel to West Penn Funding LLC, a Delaware limited liability company (the "Issuer"), in connection with the preparation of the registration statement on Form S-3 (Registration No. 333-79619) and the amendments thereto (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on May 28, 1999, for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $670,000,000 aggregate principal amount of the Issuer's Transition Bonds, Series 1999-A (the "Transition Bonds"), to be sold in a proposed public offering (the "Offering"), all as set forth in the Registration Statement. The Transition Bonds will be issued under an Indenture in the form of Exhibit 4.3 to the Registration Statement (the "Indenture") to be executed by the Issuer and Bankers Trust Company, as Bond Trustee (the "Bond Trustee").

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Formation of the Issuer dated May 26, 1999 (the "Certificate of Formation"), (b) the Amended and Restated Limited Liability Company Agreement of the Issuer, (c) the Registration Statement and (d) the Indenture.
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            Based upon the foregoing and in reliance thereon, and subject to (i)
compliance with applicable state securities laws and (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, it is our opinion that when (A) the Bond Trustee is qualified to act as Bond Trustee under the Indenture, (B) the Bond Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Issuer to the Bond Trustee,
(D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Issuer or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary action to approve the issuance and terms of such Transition Bonds, the terms of the Offering thereof and related matters, and (F) such Transition Bonds have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Transition Bonds will be validly issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of said Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.


                                   Very truly yours,


                                   /s/ Cravath, Swaine & Moore

                                   Cravath, Swaine & Moore


West Penn Funding LLC
   2325B-2 Renaissance Drive
      Las Vegas, NV 89119